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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Gradco Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GRADCO SYSTEMS, INC

NOTICE OF ANNUAL MEETING
To Be Held on September 27, 2002

To the Holders of the Common Stock:

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of GRADCO SYSTEMS, INC. will be held on September 27, 2002 at 9:00 a.m. local time, at The Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida 33486.

        The purposes of the meeting are as follows:

  1.
  To elect six directors of the Company to serve a term of one year;

  2.
  To vote on a proposal to decrease the number of issued and outstanding shares of common stock by a reverse split of one share for thirty shares.

  3.
  To transact such other business as may properly be brought before the meeting.

        Stockholders of record as of the close of business on August 12, 2002 will be entitled to vote at said meeting.

        Enclosed is a copy of the Company's Annual Report, Form 10-K, for the fiscal year ended March 31, 2002 (excluding exhibits), and Letter to Shareholders, which comprise the Company's 2002 Annual Report to Stockholders, along with a proxy statement and proxy. Stockholders who do not expect to attend the Annual Meeting are requested to sign and return the proxy in the enclosed envelope.

By Order of the Board of Directors
Bernard Bressler Secretary

August 12, 2002

GRADCO SYSTEMS, INC.
39 Parker
Irvine, California 92718

PROXY STATEMENT
FOR HOLDERS OF COMMON STOCK

        This Proxy Statement is furnished to stockholders of GRADCO SYSTEMS, INC. (the "Company" or "Gradco") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. Such meeting will be held on September 27, 2002, at 9:00 a.m., local time at The Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida for the purposes set forth in the Notice of Meeting. It is anticipated that this Proxy Statement and accompanying material will be mailed to the stockholders on August 22, 2002.

        If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy is in ballot form and each stockholder may indicate approval or disapproval as to the proposals identified in the proxy and accompanying Notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of the Company. Where a choice is specified with respect to each proposal the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not specified, the shares represented by the proxy will be voted in favor of the proposals. The Proxy Committee appointed by the Board of Directors consists of Martin E. Tash and Harland L. Mischler.

VOTING SECURITIES OUTSTANDING

        Stockholders of record entitled to vote will be determined as of the close of business on August 12, 2002. At August 1, 2002, there were outstanding and entitled to vote 6,879,148 shares of Common Stock of the Company. Each share of Common Stock entitles the holder thereof to one vote.

        Set forth below is information concerning persons known to the Company to be beneficial owners of more than five percent (5%) of the Common Stock of the Company as of August 1, 2002:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock, no par value	Martin E. Tash	359,048	(1)	5.1%
Common Stock, no par value	Mitchell Partners, L.P. and James E. Mitchell c/o James E. Mitchell General Partner 650 Town Center Drive, 6th Fl. Costa Mesa, CA 92626	490,279	(2)	7.1	%(3)
Common Stock, no par value	Larry Callahan c/o Huntleigh Securities 8000 Maryland Avenue Saint Louis, Missouri 63105	683,700		9.9	%(4)

(1)
Includes 84,952 shares owned by Mr. Tash under a private profit sharing plan for the benefit of Mr. Tash who is the trustee and sole lifetime beneficiary and retains voting power, 86,559 shares owned jointly by Mr. Tash and his wife and 75,037 shares owned directly by Mr. Tash. Also includes currently exercisable options granted to Mr. Tash to purchase 112,500 shares of the Company's stock.

(2)
As set forth in Amendment No. 1 to Schedule 13D, dated October 10, 2001, James E. Mitchell is the sole general partner of Mitchell Partners with sole control over all matters relating to investment and voting control. Mitchell Partners is in the securities investment business.

(3)
Mitchell Partners owns 488,277 shares and James E. Mitchell owns 2,000 shares all of which are subject to the sole power to vote and sole power to dispose of James E. Mitchell.

(4)
As set forth on Schedule 13G dated October 9, 2001, as amended August 1, 2002 Larry Callahan is the beneficial owner of 683,700 shares of common stock.

ELECTION OF DIRECTORS

Nominees for Directors

        The By-laws of the Company provide for a Board of Directors consisting of between three and seven persons who are elected to serve until the next annual meeting and until their successors are elected and have qualified. The Board presently consists of six members.

        Proxies solicited herein will be voted (unless authority is withheld) for the election, as directors of the Company, of the six nominees named in the following table, who will hold office until the Annual Meeting to be held in 2003, and until their respective successors are elected and have qualified. The nominees comprise the current Board of Directors, all of whom were elected by a vote of stockholders at a meeting held on October 12, 2001 at which proxies were solicited.

        Management has no reason to expect that any of these nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should be unavailable, it is intended that such shares will be voted for the substitute nominee or nominees as may be determined by the Board of Directors.

        In accordance with the laws of the State of Nevada and the Company's By-laws, the election of directors requires a plurality of the votes cast. Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.

        The following table sets forth the names, ages, principal occupations and other information regarding management's nominees for director, and the executive officers of the Company. Unless otherwise indicated, the term of office of all executive officers expires at the Annual Meeting.

Name	Year First Became a Director	Business Experience
Martin E. Tash, Age 61 Chairman of the Board, Chief Executive Officer, and President	1990
		Mr. Tash has been Chairman of the Board and Chief Executive Officer of the Registrant since October 1990, and President of the Registrant since October 1991. Until June 1998 Mr. Tash was also Chairman of the Board and President of Plenum Publishing Corporation, a position he had held since July 1977. After the sale of Plenum to a third party Mr. Tash resigned.
Harland L. Mischler, Age 70 Executive Vice President, Chief Financial Officer, and Director	1990
		Mr. Mischler has been Chief Financial Officer and a director of the Registrant since October 1990, and Executive Vice President of the Registrant since October 1991. Mr. Mischler is a certified public accountant. Mr. Mischler served as Vice President, Controller and Treasurer of Hobart Corporation from 1966 to 1981. From 1981 to 1984 he was Vice President of Finance of Bausch & Lomb, Inc. At that time he purchased, with another, Applied Research Laboratories, Inc., an analytical instrument company, in a leveraged buyout from Bausch & Lomb. After such company was sold profitably in 1987, Mr. Mischler founded HLM Capital Resources, Inc., a private investment and holding company of which he is President and Chairman.
Bernard Bressler, Age 74 Secretary, Treasurer and Director	1990
		Mr. Bressler has been Secretary and director of the Registrant since October 1990 and Treasurer of the Registrant since April 1992. He has been a practicing attorney since 1952, and is presently a member of the firm of Bressler, Amery & Ross, P.C., counsel to the Registrant. Mr. Bressler was also a director of Plenum Publishing Corporation until its sale.
Robert J. Stillwell, Age 66 Director	1991
		Mr. Stillwell has been a director of the Registrant since October 1991. Mr. Stillwell owns and operates the Robert J. Stillwell Agency, Inc., an independent life and health insurance agency which he founded over 30 years ago. In 1985, Mr. Stillwell founded and is the principal owner of Service Concepts Unlimited, Inc.

Thomas J. Burger, Age 55 Director	1993
		Mr. Burger has been a director of the Registrant since October 1993. He is Associate Senior Vice President of NEC America, Inc. (a position he has held since July 1993), and is responsible for the sale and marketing of its business telephone systems throughout the United States. Prior thereto, he was President and a director of two wholly-owned subsidiaries of NEC America Inc., which conducted the sales, installation and maintenance of NEC communication systems and networks throughout the Central, South and Western United States. From August 1988 to December 1989 Mr. Burger was President and a director of Marcom Communications Inc. After he reorganized its telecommunication subsidiary, the subsidiary was sold to NEC America and he became an employee of NEC. In July 1987 Mr. Burger founded Astra Services Inc., a computer company providing various software development services to the communications industry. Astra Services was sold profitably in 1992. From 1973 to 1987 Mr. Burger was employed in various capacities by Telecom Plus International Inc., one of the major independent interconnect companies in the U.S. He became President in 1980, a position he held until May 1987 when the company was sold to Siemens Communications.
Masakazu (Mark) Takeuchi Age 65 Director of the Company And President, Chief Executive Officer and Director of Gradco (Japan) Ltd. ("GJ")	1997
		Mr. Takeuchi has been a director of the Registrant since September 1997. He has been President and Chief Executive Officer of GJ since 1989 and a director of GJ since 1988. He is also President and a director of Gradco (USA) Inc. ("GU") and Gradco Technology Ltd. ("GTL"). He was Senior Vice President of Far East Operations and New Business Development of the Registrant from August 1988 to October 1990. Mr. Takeuchi was also Chairman of GJ from August 1988 until December 1988. Previously, from 1961, Mr. Takeuchi was employed by C. Itoh & Co. Ltd. in various positions.

EQUITY SECURITIES-OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock of the Company by each director, each of the executive officers named in the Summary Compensation Table set forth below, and by all officers and directors as a group (persons), as of August 1, 2002.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Martin E. Tash	359,048	(2)	5.1%
Harland L. Mischler	80,500	(3)	1.2%
Bernard Bressler	29,273	(4)	*
Robert J. Stillwell	28,975	(5)	*
Thomas J. Burger	7,500	(6)	*
Masakazu (Mark) Takeuchi	64,500	(6)	*
All Executive Officers and Directors as a Group (comprising the persons shown above)	569,796	(7)	8.1

*
Less than 1%

(1)
In each instance where a named individual is listed as the holder of a currently exercisable option, the shares which may be acquired upon exercise thereof have been deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but not for the purpose of computing the percentage owned by any other person, except the group referred to in note (7).

(2)
Includes 84,952 shares owned by Mr. Tash under a private profit sharing plan for the benefit of Mr. Tash who is the trustee and sole lifetime beneficiary and retains voting power, 86,559 shares owned by Mr. Tash jointly with his wife and 75,037 shares owned directly by Mr. Tash. Also includes currently exercisable options granted to Mr. Tash to purchase 112,500 shares of the Company's stock.

(3)
Includes 52,000 shares owned directly by HLM Capital Resources, Inc., a private investment and holding corporation, of which Mr. Mischler is President, Chairman and major shareholder, and 17,000 shares owned directly by Mr. Mischler. Also includes currently exercisable options granted to Mr. Mischler to purchase 11,500 shares of the Company's stock.

(4)
Includes 2,626 shares held by Mr. Bressler's wife. Mr. Bressler disclaims beneficial ownership of the shares owned by his wife.

(5)
Includes 27,100 shares held for Mr. Stillwell in an individual retirement account, and 1,875 shares which may be acquired upon the exercise of currently exercisable options.

(6)
Represents shares which may be acquired upon the exercise of currently exercisable options.

(7)
The number of shares and percentage owned includes 197,785 shares which may be acquired through exercise of currently exercisable options held by certain of such persons individually named. The number of outstanding shares used in computing the percentage of ownership by the group includes such shares.

PROPOSAL FOR REDUCTION OF ISSUED AND OUTSTANDING
SHARES BY A REVERSE SPLIT OF ONE SHARE OF COMMON
STOCK FOR EACH 30 SHARES OUTSTANDING

        Subject to the affirmative vote of a majority of shareholders voting at this meeting the Board of Directors has determined that it is in the best interest of the Shareholders and the Company to reverse split the common stock outstanding which is selling at approximately $.07 per share at this time. It is proposed that there be a reverse split of one share of Gradco stock for each 30 shares outstanding. The authorized shares will remain the same. No fractional shares will be issued but instead the Company will round up the amount distributed to the next whole share.

        The Board believes that in the present circumstances such action is in the interest of the shareholders who will be able to dispose of stock they hold or acquire additional shares without the disproportionate commissions which arise when stock at the current Gradco market price is dealt with. The Board reviewed various alternative splits and concluded that by means of the proposed reverse split a balance between the impact on the market between a reduced float and a price that remained too low would be struck. There is no assurance that the market for the company's stock will be affirmatively impacted by the split.

        If the proposal is approved by a majority of the shareholders voting, the Company will be mailing out to its stockholders instructions for surrendering certificates and a letter of transmittal to accompany the certificates.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Company's Board of Directors has an Audit Committee. This committee has:

  (1)
  Reviewed and discussed the audited financial statements with management.

  (2)
  Discussed with the independent auditors the matters to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards).

  (3)
  Received the written disclosures and the letter from the independent accountants required by Independence Standard Board No. 1 and has discussed with the independent accountant the accountant's independence.

        Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission and that Grant Thornton LLP be engaged as the Company's auditor.

        The audit committee consists of Harland L. Mischler, Robert J. Stillwell and Thomas J. Burger.

        The Board of Directors has adopted a written charter for the Audit Committee. Mr. Burger and Mr. Stillwell are independent in accordance with the applicable NASD listing standards. The Company has been advised that Mr. Mischler, who is not an employee, is considered not to be independent because he is the Chief Financial Officer. The Board considers that the substitution of another person for Mr. Mischler would not be in the Company's best interest and would be burdensome. The Company is not subject to NASD rules requiring independence of all Audit Committee members.

        The Board of Directors has no Nominating Committee or Compensation Committee.

        The Board of Directors met in person two (2) times during the last fiscal year. It also acted by unanimous written consent on occasions during this period. All the directors in office at the time of the meeting were in attendance.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth all compensation awarded to, earned by or paid to the following persons through July 30, 2002 for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended March 31, 2002, 2001 and 2000: (1) the Company's Chief Executive officer, and (2) each of the other executive officers whose total compensation for the fiscal year ended March 31, 2002 is required to be disclosed exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary and Bonus ($)(1)(2)	Securities Underlying Options(3)
Martin E. Tash Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	125,000 125,000 125,000	50,000 100,000 —
Masakazu (Mark) Takeuchi President, Gradco (Japan) Ltd.	2002 2001 2000	273,464 309,167 307,125	— 78,000 —

(1)
With regard to Mr. Tash, the amounts shown in this column represent compensation for special services rendered as a director.

(2)
With regard to Mr. Takeuchi, the amounts shown in these columns represent compensation paid for services as the Chief Executive Officer of GJ. See note (1) to table under Nominees for Directors, in section, ELECTION OF DIRECTORS, above. All such compensation was paid in yen by GJ and is translated into dollars at each year's average annual exchange rates in the above table.

(3)
Represents the number of shares of common stock issuable upon the exercise of options granted to the named officer pursuant to the 2000 Stock Option Plan (see below) during each fiscal year including options granted as a replacement for options originally granted under the Company's 1997 Stock Option Plan.

Stock Option Plans

1988 Plan

        Gradco had a 1988 Stock Option Plan (the "1988 Plan") which provided for the grant of options which either do or do not qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The 1988 Plan, which provided for the issuance of up to 350,000 shares of Gradco common stock upon exercise of stock options, was terminated on May 25, 1998 in accordance with its terms. Thus, no additional options may be granted thereunder, but the termination does not affect the validity of outstanding options. Currently, options for 11,500 shares are outstanding under the 1988 Plan.

        The Stock Option Committee, which administers the 1988 Plan, is appointed by the Board of Directors. Bernard Bressler and Robert J. Stillwell currently comprise the Stock Option Committee. Since no new options may be issued under the 1988 Plan, the Committee's powers under such Plan are limited to such administrative matters as may arise with regard to currently outstanding options.

1997 Plan

        On September 11, 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Plan") which provided for the grant of options which did not qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The 1997 Plan provided for the issuance of up to 400,000 shares of Gradco common stock upon the exercise of stock options. In August 2000 the 1997 Plan was cancelled. New options granted as substitutes for the previously granted 1997 options were delivered and the 1997 options were cancelled, upon the adoption of the year 2000 Plan.

2000 Plan

        In August 2000, the Board of Directors approved the adoption of a 2000 Stock Option Plan offering Incentive Stock Options ("ISO's") and Non-Qualified Stock Options ("NQSO's"). This Plan was approved by the Registrant's stockholders at the annual meeting held on September 22, 2000. The plan provided for 700,000 shares and the Board reserved 267,500 shares to replace NQSO's previously granted under the 1997 plan. As of June 14, 2002 there were 423,250 options outstanding under this plan owned by employees of the Company. The plan is administered by the Board of Directors.

        Including options replacing options previously granted under the 1997 Stock Option Plan, options for 228,000 shares were granted to executive officers named in the Summary Compensation Table (above) under the 2000 Stock Option Plan and no options were exercised by said executive officers under either stock option plan.

        The following table sets forth the number of shares underlying unexercised options held by the foregoing executive officers at March 31, 2002 together with the value of such options as of March 31, 2002.

UNEXERCISED OPTIONS AT FISCAL YEAR-END

Name	Number of Securities Unexercised at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/Unexercisable ($)
Martin E. Tash	112,500/37,500	None
Masakazu (Mark) Takeuchi	64,500/13,500	None

        During the last fiscal year, no options under the 1988 or 2000 Plan were exercised by the executive officers named in the SUMMARY COMPENSATION TABLE, above.

Compensation of Directors

        Each director of the Company who is not also an officer (of the Company or GJ) receives a fee of $1,250 for each quarter in a fiscal year during which he serves in such position. Accordingly, Mr. Stillwell and Mr. Burger each received $5,000 for the 2002 fiscal year.

        Martin E. Tash (the Company's President and Chairman of the Board) received $125,000 in cash for special services rendered to the Company as a director during the fiscal year ended March 31, 2002. This amount is included in the SUMMARY COMPENSATION TABLE, above.

        HLM Capital Resources, Inc., a closely held corporation controlled by Harland L. Mischler (the Company's Executive Vice President and Chief Financial Officer) received $70,000 in cash for providing to the company special services rendered by Mr. Mischler as a director during the fiscal year ended March 31, 2002.

        All directors (and Messrs. Tash, Mischler and Bressler in their capacity as officers as well) are eligible to receive options under the 2000 Stock Option Plan. See the table captioned UNEXERCISED OPTIONS AT FISCAL YEAR-END, above, as to 2000 options.

        As of March 31, 2002 Mr. Burger held options for 7,500 shares, all under the 1988 Plan. Mr. Mischler held 40,000 Incentive Options and Mr. Stillwell held 7500 Incentive options under the 2000 Plan (11,500 and 1850 of which respectively were vested).

        Bernard Bressler, a practicing attorney, receives compensation based on his usual hourly rate for attendance at Board meetings.

Indemnification

        The Company's By-laws provide that it shall, to the fullest extent permitted by the Nevada General Corporation Law, indemnify any person against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director, officer, employee or agent of the Company. Accordingly, all current officers and directors of the Company are entitled to indemnification by the Company under this provision. In addition, James P. Owens, who served as an officer of the Company from 1989 until April 1992, is entitled to indemnification under such provision based on his activities in such capacity. Mr. Owens was formerly Vice President, Finance and Administration, of Gradco (USA) Inc., a wholly-owned subsidiary of Gradco Systems, Inc., and was indemnified as such.

Compensation Committee Interlocks and Insider Participation

        The Company's Board of Directors has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by the Board. During the fiscal year ended March 31, 2002, the officers of the Company participating in the Board's deliberations concerning executive compensation were Martin E. Tash, Harland L. Mischler and Bernard Bressler (who are members of the Board).

Board Report on Executive Compensation

        The Board of Directors of the Company approves all of the policies under which compensation is paid or awarded to Gradco System, Inc.'s executive officers. The executive officers of the Company (Messrs. Tash and Mischler) are members of the Board. While Mr. Takeuchi is listed in the SUMMARY COMPENSATION TABLE, above, for informational purposes, he is considered to be an executive officer of Gradco (Japan) Ltd. ("GJ") and not of the Company; his compensation is paid by GJ and is determined by GJ's Board of Directors.

        It is the current policy of the Company's Board of Directors to compensate those directors of the Company who are also executive officers of the Company (i.e., Messrs. Tash and Mischler) only for their special services rendered as directors, and not for their services as officers, per se. This policy has been implemented as a means of saving costs for the Company in an area in which it might otherwise have to expend substantial sums in order to pay said executive officers, as such, at levels commensurate with their levels of authority. Messrs. Tash and Mischler (who became directors and officers in October 1990) have thus far been willing to serve on this basis. Their activities as officers are performed part time, and they are not separately compensated for them.

        The compensation paid to Mr. Tash and to HLM Capital Resources during the fiscal year ended March 31, 2002 is in recognition of extraordinary services by Mr. Tash and Mr. Mischler respectively as directors in connection with, among other matters, the continuing implementation of cost efficiencies, the restructuring of the Company's subsidiaries and analysis of potential new company activities including the liquidation and recovery of assets of Venture Engineering. Because this compensation is for special services as a director, rather than services as an executive officer, it is not related to corporate performance factors, and the discussion of said factors, which would otherwise be required by this item, has therefore not been included.

Performance Graph

        Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Gradco Common Stock with the cumulative total return of the NASDAQ Stock Market (US & Foreign) Index and with the cumulative total return of an index comprised of a group of peer issuers, selected by the Company, in its industry, over the five-year period ending on March 31, 2002.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Gradco Systems, Inc.

Produced on 08/05/2002
including data to 08/28/2002

        It is assumed in the graph that $100 was invested in the Common Stock of the Company, in the stock of the companies in the NASDAQ Stock Market (US & Foreign) Index, and in the stocks of the companies comprising the peer group index, on March 31, 1996, and that all dividends received within a quarter were reinvested in that quarter. The peer group used is the Nasdaq Electronic Components Stocks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships

        Bernard Bressler, Secretary, Treasurer and a director of the Company, is a member of the law firm of Bressler, Amery & Ross, P.C., counsel to the Company.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        Grant Thornton LLP are the independent certified public accountants who audited the Company's financial statements for the fiscal year ended March 31, 2002. Prior financial statements were audited by Pricewaterhouse Coopers LLP. Grant Thornton will be the auditors for the current fiscal year.

        It is not expected that representatives of Grant Thornton LLP will be present in person at the Annual Meeting. However, it is expected that such representatives will be available by telephone during the meeting to answer appropriate questions of stockholders.

MISCELLANEOUS

Transaction of Other Business

        As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Stockholder Proposals

        In order for stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders, to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Irvine, California prior to June 12, 2003.

SOLICITATION OF PROXIES

        The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of the Company, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or facsimile. The extent to which this will be necessary depends on how promptly proxies are received, and stockholders are urged to send their proxies without delay.

By Order of the Board of Directors
MARTIN E. TASH President and Chairman
Dated:	August 12, 2002
Irvine, California

GRADCO SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
For use at the September 27, 2002 Annual Meeting

        The undersigned hereby appoints Martin E. Tash and Harland L. Mischler as Proxies, and each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

        (1)    Regarding the Election of Directors

☐ FOR all nominees listed below (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for nominees listed below

Nominees: Martin E. Tash, Harland L. Mischler, Bernard Bressler, Robert J. Stillwell, Thomas J. Burger, Masakazu (Mark) Takeuchi.

        (INSTRUCTIONS: To withhold authority to vote for any individual nominee, or nominees write the names on the lines provided below.)

        (2)    Regarding a one for thirty reverse stock split of the Company's stock with fractions being rounded up to the nearest whole number.

☐ IN FAVOR	☐ AGAINST

        UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE MANAGEMENT SLATE OF DIRECTORS AND IN FAVOR OF THE REVERSE STOCK SPLIT.

Date:

Signature:

Print Name:

Signature:

(if jointly held)

IMPORTANT:  Please sign exactly as name appears here. Joint owners should both sign. When signing as an executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

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VOTING SECURITIES OUTSTANDING
ELECTION OF DIRECTORS
EQUITY SECURITIES-OWNERSHIP OF MANAGEMENT
PROPOSAL FOR REDUCTION OF ISSUED AND OUTSTANDING SHARES BY A REVERSE SPLIT OF ONE SHARE OF COMMON STOCK FOR EACH 30 SHARES OUTSTANDING
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
UNEXERCISED OPTIONS AT FISCAL YEAR-END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
MISCELLANEOUS
SOLICITATION OF PROXIES